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                               AMENDMENT NO. 1 TO
                          MASTER DISTRIBUTION AGREEMENT

        The Master Distribution Agreement (the "Agreement") made as of the 4th day of November, 2003, by and between TAX-FREE INVESTMENTS TRUST, on behalf of Tax-Free Cash Reserve Portfolio (the "Portfolio"), with respect to each class of shares of the Portfolio, and FUND MANAGEMENT COMPANY, a Texas corporation (the "Distributor") is hereby amended.

WHEREAS, the parties desire to amend the Agreement to add Corporate Class shares to the Portfolio;

NOW THEREFORE, Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                        MASTER DISTRIBUTION AGREEMENT OF
                           TAX-FREE INVESTMENTS TRUST

Tax-Free Cash Reserve Portfolio

        Cash Management Class
        Corporate Class
        Institutional Class
        Personal Investment Class
        Private Investment Class
        Reserve Class
        Resource Class
        Sweep Class"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  February 25, 2005

                                          TAX-FREE INVESTMENTS TRUST


                                          By:  /s/ Robert H. Graham
                                              ----------------------------------
                                                   Robert H. Graham
                                                   President


                                          FUND MANAGEMENT COMPANY


                                          By:  /s/ Karen Dunn Kelley
                                              ----------------------------------
                                                   Karen Dunn Kelley
                                                   President